FEDERATED ADMINISTRATIVE
             SERVICES

                                          FEDERATED INVESTORS TOWER
                                          PITTSBURGH, PA 15222-3779
                                          412-288-1900

                                          January 15, 1997


Fixed Income Securities, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     You have requested my opinion for use in conjunction with a Rule 24f-2 Notice for Fixed Income Securities, Inc. (`Corporation'') to be filed in respect of shares of the Corporation (`Shares'') sold for the fiscal year ended November 30, 1996, pursuant to the Corporation's registration statement filed with the Securities and Exchange Commission (`SEC'') under the Securities Act of 1933 (File No. 33-43472) (`Registration Statement'').

     In its Registration Statement, the Corporation elected to register an indefinite number of shares pursuant to the provisions of Investment Company Act Rule 24f-2.

     As counsel I have participated in the preparation and filing of the Corporation's amended Registration Statement under the Securities Act of 1933. Further, I have examined and am familiar with the provisions of the Articles of Incorporation dated October 15, 1991, the Bylaws of the Corporation and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.

     On the basis of the foregoing, it is my opinion the Shares sold for the fiscal year ended November 30, 1996, registration of which the Rule 24f-2 Notice makes definite in number, were legally issued, fully paid and non-assessable by the Corporation.

     I hereby consent to the filing of this opinion as an exhibit to the Rule 24f-2 Notice referred to above, the Registration Statement of the Corporation and to any application or registration statement filed under the securities laws of any of the States of the United States.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Maryland, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.


                                   Very truly yours,

                                   /s/ S. Elliott Cohan
                                   S. Elliott Cohan
                                   Fund Attorney